Exhibit 99.1

MPG OFFICE TRUST REPORTS
THIRD QUARTER 2012 FINANCIAL RESULTS

LOS ANGELES, November 5, 2012 – MPG Office Trust, Inc. (NYSE: MPG), a Southern California-focused real estate investment trust, today reported results for the quarter ended September 30, 2012.

Significant Third Quarter Events

•	We had $158.6 million of cash as of September 30, 2012 (excluding restricted cash related to mortgages in default), of which $117.4 million was unrestricted and $41.2 million was restricted.

•
During third quarter 2012, we completed new leases and renewals for approximately 362,000 square feet, including our pro rata share of our joint venture properties. Included in that amount is the ten-year lease renewal with Wells Fargo Bank for approximately 291,000 square feet at the Wells Fargo Tower located in the Bunker Hill area of downtown Los Angeles. Wells Fargo has the option, exercisable over the next three years, to contract its office space by 89,000 square feet. Wells Fargo also has the option, exercisable over the next two years, to expand its office space by 25,000 square feet.

•
On July 9, 2012, we extended the maturity date of the mortgage loan secured by KPMG Tower for an additional one year, to October 9, 2013. In connection with the extension, we repaid $35.0 million of principal, which reduced the outstanding loan balance to $365.0 million. Additionally, we funded a $5.0 million leasing reserve and agreed to a full cash sweep of excess operating cash flow which began on September 9, 2012. Excess operating cash flow (cash flow after the funding of certain reserves, the payment of property operating expenses and the payment of debt service) is being applied to fund a $1.5 million capital expenditure reserve, to fund an additional $5.0 million into the leasing reserve, and thereafter, to reduce the outstanding principal balance of the loan. As of September 30, 2012, we have fully funded the capital expenditure reserve and have funded $0.6 million of the additional leasing reserve.

•
On July 12, 2012, we sold our interest in Stadium Gateway (a joint venture property in which we owned a 20% interest). We received net proceeds of approximately $1 million, including reimbursement of loan reserves.

•
During July 2012, Robert F. Maguire III and related entities redeemed a total of 5,176,251 noncontrolling common units of our Operating Partnership. At Mr. Maguire’s request, we issued 4,494,220 shares of common stock in exchange for these units to a party not related to Mr. Maguire and 682,031 shares of common stock to Mr. Maguire directly. The redemption of these units and subsequent issuance of the common stock to a party not related to Mr. Maguire caused Robert F. Maguire III and related entities to fall below the 50% ownership requirement set forth in his contribution agreement. As a result, all tax indemnification obligations in favor of him and related entities, as well as all remaining limited partners, now expire on June 27, 2013. Therefore, pursuant to the terms of the contribution agreement, all restrictions on disposition relating to the following assets now expire on June 27, 2013: Gas Company Tower, US Bank Tower, KPMG Tower, Wells Fargo Tower and Plaza Las Fuentes.

•
On August 3, 2012, a trustee sale was held with respect to Glendale Center. As a result of the foreclosure, we were relieved of the obligation to repay the $125.0 million mortgage loan secured by the property as well as accrued contractual and default interest on the mortgage loan. In addition, we received a general release of claims under the loan documents pursuant to a previous in-place agreement with the special servicer.

•
On September 6, 2012, a trustee sale was held with respect to 500 Orange Tower. As a result of the foreclosure, we were relieved of the obligation to repay the $110.0 million mortgage loan secured by the property as well as accrued contractual and default interest on the mortgage loan. In addition, we received a general release of claims under the loan documents pursuant to a previous in-place agreement with the special servicer.

Subsequent Event

•
On October 1, 2012, a trustee sale was held with respect to Two California Plaza. As a result of the foreclosure, we were relieved of the obligation to repay the $470.0 million mortgage loan secured by the property as well as accrued contractual and default interest on the mortgage loan. In addition, we received a general release of claims under the loan documents pursuant to a previous in-place agreement with the special servicer.

Third Quarter 2012 Financial Results
Net income available to common stockholders for the quarter ended September 30, 2012 was $88.0 million, or $1.57 per share, compared to net income available to common stockholders of $25.6 million, or $0.51 per share, for the quarter ended September 30, 2011.

Our share of Funds from Operations (FFO) available to common stockholders for the quarter ended September 30, 2012 was $63.2 million, or $1.11 per diluted share, compared to $46.9 million, or $0.92 per diluted share, for the quarter ended September 30, 2011. Our share of FFO before specified items was $(6.2) million, or $(0.11) per share, for the quarter ended September 30, 2012 as compared to $(1.7) million, or $(0.04) per share, for the quarter ended September 30, 2011.

As of September 30, 2012, our office portfolio (excluding Properties in Default) was comprised of whole or partial interests in eight properties totaling approximately 7.9 million net rentable square feet, and on- and off-site structured parking plus surface parking totaling approximately 3.5 million square feet, which accommodates approximately 11,000 vehicles.

We will host a conference call and audio webcast, both open to the general public, at 8:00 a.m. Pacific Time (11:00 a.m. Eastern Time) on Tuesday, November 6, 2012, to discuss the financial results of the third quarter and provide a company update. The conference call can be accessed by dialing (855) 374-0037 (Domestic) or (706) 758-3042 (International), ID number 45325331. The live conference call can be accessed via audio webcast at the Investor Relations section of our website, located at www.mpgoffice.com, or through Thomson Reuters at www.earnings.com. Our Supplemental Operating and Financial Data package is available at the Investor Relations section of our website, located at www.mpgoffice.com under “Financial Reports–Quarterly & Other Reports.”

A replay of the conference call will be available approximately two hours following the call through November 9, 2012. To access this replay, dial (855) 859-2056 (Domestic) or (404) 537-3406 (International). The required passcode for the replay is ID number 45325331. The replay can also be accessed via audio webcast at the Investor Relations section of our website, located at www.mpgoffice.com, or through Thomson Reuters at www.earnings.com.

About MPG Office Trust, Inc.
MPG Office Trust, Inc. is the largest owner and operator of Class A office properties in the Los Angeles Central Business District. MPG Office Trust, Inc. is a full-service real estate company with substantial in-house expertise and resources in property management, leasing and financing. For more information on MPG Office Trust, visit our website at www.mpgoffice.com.

Business Risks
This press release contains forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, without limitation: risks associated with our liquidity situation, including our failure to obtain additional capital or extend or refinance debt maturities; risks associated with our failure to reduce our significant level of indebtedness; risks associated with the timing and consequences of loan defaults and non-core asset dispositions; risks associated with our loan modification and asset disposition efforts, including potential tax ramifications; risks associated with our ability to dispose of properties with potential value above the debt, if and when we decide to do so, at prices or terms set by or acceptable to us; general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases at favorable rates, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the continued disruption of credit markets or a global economic slowdown; risks associated with the potential loss of key personnel (most importantly, members of senior management); risks associated with joint ventures; risks associated with our failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and potential liability for uninsured losses and environmental contamination.

For a further list and description of such risks and uncertainties, see our Annual Report on Form 10-K filed on March 15, 2012 with the Securities and Exchange Commission. The Company does not update forward-looking statements and disclaims any intention or obligation to update or revise them, whether as a result of new information, future events or otherwise.

CONTACT:	MPG Office Trust, Inc.
Peggy Moretti
Executive Vice President, Investor and Public Relations
(213) 613-4558

MPG OFFICE TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	September 30, 2012	December 31, 2011
	(Unaudited)
ASSETS
Investments in real estate	$2,168,111	$2,586,980
Less: accumulated depreciation	(615,216)	(659,408)
Investments in real estate, net	1,552,895	1,927,572

Cash and cash equivalents	117,372	117,969
Restricted cash	72,978	74,387
Rents and other receivables, net	3,402	4,796
Deferred rents	51,251	54,663
Deferred leasing costs and value of in-place leases, net	56,761	71,696
Deferred loan costs, net	7,605	10,056
Other assets	4,920	7,252
Assets associated with real estate held for sale	—	14,000
Total assets	$1,867,184	$2,282,391

LIABILITIES AND DEFICIT
Liabilities:
Mortgage loans	$2,464,084	$3,045,995
Accounts payable and other liabilities	110,524	140,212
Excess distributions received from unconsolidated joint venture	7,700	—
Acquired below-market leases, net	14,037	24,110
Total liabilities	2,596,345	3,210,317

Deficit:
Stockholders’ Deficit:
7.625% Series A Cumulative Redeemable Preferred Stock, $0.01 par value, $25.00 liquidation preference, 50,000,000 shares authorized; 9,730,370 shares issued and outstanding as of September 30, 2012 and December 31, 2011	97	97
Common stock, $0.01 par value, 100,000,000 shares authorized; 57,120,182 and 50,752,941 shares issued and outstanding as of September 30, 2012 and December 31, 2011, respectively	571	508
Additional paid-in capital	608,056	703,436
Accumulated deficit and dividends	(1,331,513)	(1,504,759)
Accumulated other comprehensive income (loss)	707	(15,166)
Total stockholders’ deficit	(722,082)	(815,884)
Noncontrolling Interests:
Accumulated deficit and dividends	(7,079)	(118,049)
Accumulated other comprehensive income	—	6,007
Total noncontrolling interests	(7,079)	(112,042)
Total deficit	(729,161)	(927,926)
Total liabilities and deficit	$1,867,184	$2,282,391

MPG OFFICE TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in thousands, except share and per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	Sept. 30, 2012	Sept. 30, 2011	Sept. 30, 2012	Sept. 30, 2011
Revenue:
Rental	$38,352	$41,149	$113,851	$123,879
Tenant reimbursements	19,707	20,532	57,542	60,148
Parking	7,725	8,195	24,027	24,395
Management, leasing and development services	414	2,590	2,196	4,715
Interest and other	1,481	580	15,794	2,504
Total revenue	67,679	73,046	213,410	215,641

Expenses:
Rental property operating and maintenance	19,178	17,436	52,968	51,075
Real estate taxes	6,439	6,528	18,539	18,949
Parking	2,013	2,074	6,135	6,524
General and administrative	5,861	5,258	17,721	17,257
Other expense	1,831	1,794	6,081	5,086
Depreciation and amortization	19,100	20,958	57,610	61,014
Impairment of long-lived assets	—	—	2,121	—
Interest	40,733	42,845	126,767	124,985
Loss from early extinguishment of debt	—	—	—	164
Total expenses	95,155	96,893	287,942	285,054

Loss from continuing operations before equity in net income (loss) of unconsolidated joint venture	(27,476)	(23,847)	(74,532)	(69,413)
Equity in net income (loss) of unconsolidated joint venture	38	204	14,312	(129)
Loss from continuing operations	(27,438)	(23,643)	(60,220)	(69,542)

Discontinued Operations:
Loss from discontinued operations before gains on settlement of debt and sale of real estate	(2,419)	(18,736)	(15,826)	(65,629)
Gains on settlement of debt	79,383	62,531	194,986	190,380
Gains on sale of real estate	45,483	10,215	66,707	73,844
Income from discontinued operations	122,447	54,010	245,867	198,595

Net income	95,009	30,367	185,647	129,053
Net (income) attributable to noncontrolling common units of our Operating Partnership	(2,373)	(2,915)	(11,252)	(13,193)
Net income attributable to MPG Office Trust, Inc.	92,636	27,452	174,395	115,860
Preferred stock dividends	(4,637)	(4,637)	(13,912)	(14,169)
Preferred stock redemption discount	—	2,780	—	2,780
Net income available to common stockholders	$87,999	$25,595	$160,483	$104,471

Basic income per common share:
Loss from continuing operations	$(0.56)	$(0.45)	$(1.30)	$(1.45)
Income from discontinued operations	2.13	0.96	4.34	3.57
Net income available to common stockholders per share	$1.57	$0.51	$3.04	$2.12

Weighted average number of common shares outstanding	56,118,506	49,961,007	52,831,545	49,342,879

Amounts attributable to MPG Office Trust, Inc.:
Loss from continuing operations	$(26,596)	$(20,439)	$(54,779)	$(59,910)
Income from discontinued operations	119,232	47,891	229,174	175,770
	$92,636	$27,452	$174,395	$115,860

MPG OFFICE TRUST, INC.
FUNDS FROM OPERATIONS
(Unaudited; in thousands, except share and per share amounts)

		For the Three Months Ended		For the Nine Months Ended
		Sept. 30, 2012	Sept. 30, 2011	Sept. 30, 2012	Sept. 30, 2011
Reconciliation of net income available to common stockholders to funds from operations:
Net income available to common stockholders		$87,999	$25,595	$160,483	$104,471
Add:	Depreciation and amortization of real estate assets	19,733	24,334	62,828	79,333
	Depreciation and amortization of real estate assets – unconsolidated joint venture (a)	671	1,743	2,796	5,174
	Impairment writedowns of depreciable real estate	—	9,330	2,121	23,218
	Impairment writedowns of depreciable real estate – unconsolidated joint venture (a)	731	—	2,907	—
	Net income attributable to common units of our Operating Partnership	2,373	2,915	11,252	13,193
	(Unallocated) allocated losses – unconsolidated joint venture (a)	(1,097)	(776)	283	(1,150)
Deduct:	Gains on sale of real estate	45,483	10,215	66,707	73,844
	Gains on sale of real estate – unconsolidated joint venture (a)	—	—	18,958	—
Funds from operations available to common stockholders and unit holders (FFO) (b)		$64,927	$52,926	$157,005	$150,395
Company share of FFO (c) (d)		$63,222	$46,930	$145,232	$133,139
FFO per share – basic		$1.13	$0.94	$2.75	$2.70
FFO per share – diluted		$1.11	$0.92	$2.71	$2.64
Weighted average number of common shares outstanding – basic		56,118,506	49,961,007	52,831,545	49,342,879
Weighted average number of common and common equivalent shares outstanding – diluted		57,068,266	50,988,030	53,584,705	50,479,393

Reconciliation of FFO to FFO before specified items: (e)
FFO available to common stockholders and unit holders (FFO)		$64,927	$52,926	$157,005	$150,395
Add:	Loss from early extinguishment of debt	—	—	—	399
	Default interest accrued on mortgages in default	8,058	10,413	28,323	33,294
	Writeoff of deferred financing costs related to mortgages in default	—	—	1,098	1,759
Deduct:	Gains on settlement of debt	79,383	62,531	194,986	190,380
	(Loss) gain from early extinguishment of debt, net – unconsolidated joint venture (a)	(9)	—	179	—
	Preferred stock redemption discount	—	2,780	—	2,780
FFO before specified items		$(6,389)	$(1,972)	$(8,739)	$(7,313)
Company share of FFO before specified items (c) (d)		$(6,221)	$(1,749)	$(8,355)	$(6,470)
FFO per share before specified items – basic		$(0.11)	$(0.04)	$(0.16)	$(0.13)
FFO per share before specified items – diluted		$(0.11)	$(0.04)	$(0.16)	$(0.13)
__________

(a)	Amount represents our 20% ownership interest in the unconsolidated joint venture.

(b)
Funds from operations, or FFO, is a widely recognized measure of REIT performance. We calculate FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. The White Paper defines FFO as net income or loss (as computed in accordance with U.S. generally accepted accounting principles, or GAAP), excluding extraordinary items (as defined by GAAP), gains from disposition of depreciable real estate and impairment writedowns of depreciable real estate, plus real estate-related depreciation and amortization (including capitalized leasing costs and tenant allowances or improvements). Adjustments for the unconsolidated joint venture are calculated to reflect FFO on the same basis.

The amounts shown in the table above will not agree to those previously reported for the three and nine months ended September 30, 2011 due to recent clarifications by the Securities and Exchange Commission regarding NAREIT’s definition of FFO. In response to those clarifications, we have amended our calculation of FFO to exclude impairment writedowns of depreciable real estate from all periods presented.

Management uses FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization, impairment writedowns of depreciable real estate and gains from disposition of depreciable real estate, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results of operations, the utility of FFO as a measure of our performance is limited. Other Equity REITs may not calculate FFO in accordance with the NAREIT White Paper and, accordingly, our FFO may not be comparable to such other Equity REITs’ FFO. As a result, FFO should be considered only as a supplement to net income or loss as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to meet our cash needs, including our ability to pay dividends or make distributions. FFO also should not be used as a supplement to or substitute for cash flow from operating activities (as computed in accordance with GAAP).

(c)	Based on a weighted average interest in our Operating Partnership of approximately 97.4% and 88.7% for the three months ended September 30, 2012 and 2011, respectively.

(d)	Based on a weighted average interest in our Operating Partnership of approximately 91.8% and 88.5% for the nine months ended September 30, 2012 and 2011, respectively.

(e)
Management also uses FFO before specified items as a supplemental performance measure because gains or losses from early extinguishment of debt, default interest, gains on settlement of debt and preferred stock redemptions create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential.

Losses from early extinguishment of debt represent costs to extinguish debt prior to the stated maturity and the writeoff of unamortized loan costs on the date of extinguishment, while gains from early extinguishment of debt result represent the writeoff of unamortized debt premium on the date of extinguishment. The decision to extinguish debt prior to its maturity generally results from (i) the early repayment of debt associated with properties disposed or (ii) the restructuring or replacement of property-level financing to accommodate property dispositions. Consequently, management views these gains or losses as costs to complete the disposition of properties.

As of September 30, 2012, the mortgage loans on Two California Plaza and 3800 Chapman were in default. We are accruing interest on the defaulted mortgage loans at the default rate per the applicable loan agreements. We have excluded default interest accrued on mortgages in default as well as the writeoff of deferred financing costs related to defaulted mortgage loans from the calculation of FFO before specified items since these charges are a direct result of management’s decision to dispose of property other than by sale. Management views these charges as costs to complete the disposition of the related properties.

Management excludes gains on settlement of debt from the calculation of FFO before specified items because they relate to the financial statement impact of decisions made to dispose of property. These types of gains create volatility in our earnings and make it difficult for investors to determine the funds generated by our ongoing business operations.

Preferred stock redemption discount represents the excess of the carrying amount of our Series A preferred stock over the fair value of the consideration transferred to the holders of our Series A preferred stock at the time of exchange, which is added to net income (loss) available to common stockholders in the calculation of earnings per share. We have excluded preferred stock redemptions from the calculation of FFO before specified items since these transactions are non-cash in nature and at the discretion of management. These types of gains create volatility in our earnings and make it difficult for investors to determine the funds generated by our ongoing operations.